UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 22, 2009
PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39201
(Address of Principal Executive Offices, including zip code)
(601) 948-4091
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
          On April 22, 2009, Parkway Properties, Inc. (the “Company”) entered into an Underwriting Agreement with UBS Securities LLC (the “Underwriter”) pursuant to which the Underwriter agreed to purchase from the Company an aggregate of 6.25 million shares of common stock, $0.001 par value (the “Common Stock”). The Underwriter was also granted a 30-day option to purchase up to an additional 937,500 shares to cover over-allotments, if any.
          The shares of Common Stock were offered and sold pursuant to a prospectus supplement dated April 22, 2009 filed with the SEC pursuant to Rule 424(b)(5) promulgated under the Securities Act of 1933 in connection with our shelf Registration Statement on Form S-3 (Reg. No. 333-108786).
          Pursuant to General Instruction F to the Commission’s Form 8-K, a copy of the Underwriting Agreement is filed as Exhibit 1 to this Current Report on Form 8-K, and the Underwriting Agreement is incorporated into this Item 1.01 by this reference.
Item 8.01 Other Events
          On April 28, 2009, the Company completed the issuance and sale of 6.25 million shares of its Common Stock pursuant to the Underwriting Agreement filed as Exhibit 1 to this Current Report of Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits.
(1)	Underwriting Agreement among Parkway Properties, Inc., Parkway Properties LP, and UBS Securities LLC, dated April 22, 2009.

(5)	Opinion of Jaeckle Fleischmann & Mugel, LLP regarding legality.

(8)	Opinion of Jaeckle Fleischmann & Mugel, LLP as to certain tax matters.

(23)	Consents of Jaeckle Fleischmann & Mugel, LLP (included as part of Exhibits 5 and 8).

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 28, 2009

PARKWAY PROPERTIES, INC.
By:	/s/ Mandy M. Pope
Mandy M. Pope
Senior Vice President, Controller and Chief Accounting Officer